MIDWAY GOLD CORP.

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

COMMON SHARE PURCHASE WARRANT INDENTURE

Providing for the Issue of
up to 3,330,000 Common Share Purchase Warrants

November 22, 2010

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions	2
1.2	Interpretation	5
1.3	Schedules	6
1.4	Time of the Essence	6
1.5	Applicable Law	6
1.6	Meaning of “outstanding” for Certain Purposes	6
1.7	Calculation of Time	6

ARTICLE 2
ISSUE OF WARRANTS
2.1	Creation and Issue of Warrants	7
2.2	Terms of Warrants	7
2.3	Form of Warrants	7
2.4	Warrant Certificates	7
2.5	Issue in Substitution for Warrants	8
2.6	Conditions for Replacement of Warrants	8
2.7	Warrantholder not a Shareholder	8
2.8	Warrants to Rank Pari Passu	8
2.9	Execution of Warrants	8
2.10	Certification by the Warrant Agent	9
2.11	Effect of Certification	9

ARTICLE 3
APPOINTMENT OF WARRANT AGENT AS REGISTRAR

3.1	Registration of Warrants	9

ARTICLE 4
EXERCISE OF WARRANTS

4.1	Method of Exercise of Warrants	10
4.2	Payment of Exercise Price	10
4.3	Effect of Exercise of Warrants	10
4.4	Delivery of Share Certificates and Warrant Certificates	11
4.5	Completion of Exercise Form	11
4.6	Payment of Applicable Taxes and Charges	11
4.7	Partial Exercise of Warrant	11
4.8	Expiration of Warrants	11
4.9	Acceleration of Expiration of Warrants	11
4.10	Surrender of Warrant Certificate	12
4.11	Cancellation of Surrendered Warrants	12
4.12	Securities Restrictions	12
4.13	Cashless Exercise	13

ARTICLE 5
ADJUSTMENT OF EXCHANGE BASIS

5.1	Adjustment of Exchange Basis	13
5.2	Rules Regarding Calculation of Adjustment of Exchange Basis	17
5.3	Postponement of Subscription	19
5.4	Notice of Adjustment	19
5.5	No Action after Notice	20
5.6	No Fractional Common Shares	20

ARTICLE 6
PURCHASES BY THE CORPORATION

6.1	Corporation may Purchase	20

ARTICLE 7
RIGHTS AND COVENANTS

7.1	General Covenants of the Corporation	21
7.2	Warrant Agent’s Remuneration and Expenses	22
7.3	Additional Covenants of the Corporation	22

ARTICLE 8
ENFORCEMENT

8.1	Suits by Warrantholders	23
8.2	Warrant Agent May Institute Proceedings	23
8.3	Enforcement of Rights of Warrantholders	23
8.4	No Prejudice of Rights	23
8.5	No Personal Liability	23

ARTICLE 9
MEETINGS OF WARRANTHOLDERS

9.1	Right to Convene Meetings	24
9.2	Place for Holding Meetings	24
9.3	Notice	24
9.4	Chair	24
9.5	Quorum	24
9.6	Power to Adjourn	25
9.7	Show of Hands	25
9.8	Poll	25
9.9	Voting	25
9.10	Proxyholder need not be Warrantholder	25
9.11	Regulations	26
9.12	Corporation and Warrant Agent may be Represented	26
9.13	Powers Exercisable by Special Resolution	26
9.14	Meaning of “Special Resolution”	27
9.15	Powers Cumulative	28
9.16	Minutes	28

9.17	Binding Effect of Resolutions	28

ARTICLE 10
SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

10.1	Provision for Supplemental Indentures for Certain Purposes	29
10.2	Correction of Manifest Errors	30
10.3	Amending Adjustment Provisions	30
10.4	Successor Companies	30

ARTICLE 11
CONCERNING THE WARRANT AGENT

11.1	Warrant Indenture Legislation	30
11.2	Rights and Duties of Warrant Agent	30
11.3	Evidence, Experts and Advisers	31
11.4	Securities, Documents and Monies Held by Warrant Agent	32
11.5	Action by Warrant Agent to Protect Interests	32
11.6	Warrant Agent not Required to Give Security	32
11.7	Protection of Warrant Agent	32
11.8	Replacement of Warrant Agent	33
11.9	Conflict of Interest	34
11.10	Acceptance of Trust	35
11.11	Indemnity	35
11.12	Survival of Termination	35
11.13	Third Party Interests	35
11.14	Money Laundering: Warrant Agent Not Bound to Act	35
11.15	Privacy	35

ARTICLE 12
GENERAL

12.1	Notice to Corporation and Warrant Agent	36
12.2	Notice to Warrantholders	37
12.3	Satisfaction and Discharge of Indenture	38
12.4	Sole Benefit of Parties and Warrantholders	38
12.5	Discretion of Directors	38
12.6	Force Majeure	38
[Remainder of page intentionally blank]		38
12.7	Counterparts	39

SCHEDULES

Schedule “A”	Form of Warrant Certificate

THIS WARRANT INDENTURE is dated as of November 22, 2010

BETWEEN:

MIDWAY GOLD CORP., a company incorporated under the laws of British Columbia

(the “Corporation”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada

(the “Warrant Agent”)

WHEREAS:

A.
pursuant to the terms and conditions of an agency agreement dated November 12, 2010 between the Corporation and Haywood Securities Inc, the (“Agent”), the Corporation proposes to issue and sell up to 6,660,000 units (“Units”) of the Corporation (the “Offering”), each Unit comprised of one Common Share (as defined herein) and one-half of one Warrant (as defined herein);

B.
each Warrant entitles the holder thereof to purchase, subject to adjustment in certain events, one Common Share at a price of US$0.90 at any time prior to the Time of Expiry (as defined herein), all upon the terms and conditions herein set forth;

C.	for the purpose of the Offering, the Corporation deems it necessary to create and issue Warrants to be constituted and issued in the manner hereinafter set forth;

D.	the Corporation is duly authorized to create and issue the Warrants to be issued as herein provided;

E.	as of the date hereof, the Corporation has an effective Registration Statement (as defined herein) under the U.S. Securities Act (as defined herein) registering the Warrant Shares (as defined herein);
F.
all things necessary have been done and performed to make the Warrants, when certified by the Warrant Agent and issued as provided in this Indenture (as defined herein), legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture;

G.	the foregoing recitals are made as statements of fact by the Corporation and not by the Warrant Agent; and

H.
the Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants issued and certified pursuant to this Indenture from time to time;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Indenture, unless otherwise specified:

(a)	“Agent” has the meaning set out in Recital A;

(b)	“Alberta Act” means the Securities Act (Alberta) as amended;

(c)
“Applicable Legislation” means the provisions of the statutes of Canada and its provinces and the regulations under those statutes relating to warrant indentures or the rights, duties or obligations of corporations and warrant agents under warrant indentures as are from time to time in force and applicable to this Indenture;

(d)
“Applicable Securities Laws” means the applicable securities laws and regulations, of the Provinces of British Columbia, Alberta and Ontario, and the applicable federal and state securities laws and regulations of the United States, including the U.S. Securities Act, together with all related rules, policies, notices and orders of applicable Regulatory Authorities.

(e)	“B.C. Act” means the Securities Act (British Columbia), as amended;

(f)	“Business Day” means a day that is not a Saturday, Sunday, or civic or statutory holiday in British Columbia or Ontario;

(g)	“Common Share Reorganization” has the meaning set out in Subsection 5.1(a);

(h)	“Closing Date” means the day on which the Warrants are issued by the Corporation;

(i)
“Common Shares” means the common shares of the Corporation, provided that if the exercise rights are subsequently adjusted or altered pursuant to Article 5, “Common Shares” will thereafter mean the shares or other securities or property that a Warrantholder is entitled to on an exchange after the adjustment;

(j)	“Convertible Security” means a security of the Corporation (other than the Warrants) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(k)	“Corporation’s Auditors” means the chartered accountant or firm of chartered accountants duly appointed as auditor or auditors of the Corporation from time to time;

(l)	“Current Market Price” at any date, means the weighted average price per share at which the Common Shares have traded:

(i)	on the Exchange;

(ii)
if the Common Shares are not listed on the Exchange, on any stock exchange upon which the Common Shares are listed as may be selected for this purpose by the directors, acting reasonably and in good faith; or

(iii)	if the Common Shares are not listed on any stock exchange, on any over-the-counter market;

during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) immediately preceding the relevant date and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold, or if not traded on any recognized market or exchange, as determined by the directors of the Corporation, acting reasonably and in good faith;

(m)
“Director” means a director of the Corporation for the time being, and reference without more to action by the Directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by an executive committee of the board;

(n)
“dividends in the ordinary course” means any dividend paid by the Corporation on the Common Shares (whether in cash, securities, property or other assets), provided that the directors, acting reasonably and in good faith, do not by resolution determine that such dividend is extraordinary or otherwise out of the ordinary course having regard to the Corporation’s dividend policy at such time, the value of such dividend, the effect of such dividend on the market value of the Common Shares after giving effect to the payment thereof, the form of payment of such dividend, the financial position of the Corporation and its subsidiaries on a consolidated basis, economic conditions, business practices and such other factors as the directors may in their discretion consider to be relevant;

(o)	“Exchange” means the TSX Venture Exchange;

(p)
“Exchange Basis” means, at any time, the number of Warrant Shares or other classes of shares or securities which a Warrantholder is entitled to receive upon the exercise of the rights attached to the Warrants pursuant to the terms of this Indenture, as the number may be adjusted pursuant to Article 5 hereof, such number being equal to one Common Share per Warrant as of the date hereof;

(q)	“Exercise Price” means US$0.90 per Warrant Share, subject to adjustment in accordance with the provisions of this Indenture;

(r)	“Indemnified Parties” has the meaning set out in Section 11.11;

(s)	“New Certificate” has the meaning set out in Section 2.5;

(t)	“Offering” has the meaning set out in Recital A;

(u)	“Old Certificate” has the meaning set out in Section 2.5;

(v)	“Ontario Act” means the Securities Act (Ontario), as amended;

(w)	“person” means an individual, a corporation, a partnership, a trustee or any unincorporated organization and words importing persons have a similar meaning;

(x)	“Registration Statement” means a shelf registration statement filed with the SEC under the U.S. Securities Act and relating to the Warrant Shares;

(y)	“Regulatory Authorities” means, collectively, the British Columbia Securities Commission, the Alberta Securities Commission, the Ontario Securities Commission, the Exchange and NYSE Amex;

(z)	“Rights Offering” has the meaning set out in Subsection 5.1(b);

(aa)	“Rights Offering Price” has the meaning set out in Subsection 5.2(b);

(bb)	“Rights Period” has the meaning set out in Subsection 5.1(b);

(cc)	“SEC” means the United States Securities and Exchange Commission;

(dd)	“Special Distribution” has the meaning set out in Subsection 5.1(c);

(ee)	“Special Resolution” has the meaning set out in Section 9.14;

(ff)	“Time of Expiry” means 5:00 p.m. (Vancouver time) on the earlier of: (i) the date that is twenty-four (24) months from the Closing Date; and (ii) the date specified in Section 4.9;

(gg)	“trading day” with respect to a stock exchange means a day on which the stock exchange is open for business;

(hh)	“Unit” has the meaning set out in Recital A;

(ii)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;
(jj)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(kk)
“Warrant” means a non-transferrable Common Share purchase warrant authorized to be created by the Corporation and issued as part of each Unit and certified pursuant to this Indenture and entitling the holder thereof, subject to adjustment in accordance with the terms of this Indenture, to purchase one Warrant Share at any time during the Warrant Exercise Period at the Exercise Price;

(ll)	“Warrant Agent” means Computershare Trust Company of Canada, or any lawful successor thereto, including through the operation of Section 11.8;

(mm)	“Warrant Certificate” means a warrant certificate in the form set out as Schedule “A” to this Indenture;

(nn)	“Warrant Exercise Period” means the period during which Warrantholders may exercise the Warrants, commencing on the date hereof and ending at the Time of Expiry;

(oo)	“Warrant Share” means a Common Share issuable upon exercise of one Warrant;

(pp)	“Warrantholders” means the holders of the Warrants for the time being; and

(qq)
“written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean respectively a written order, request, consent and certificate signed in the name of the Corporation by any one Director or officer and may consist of one or more instruments so executed.

1.2 Interpretation

For the purposes of this Indenture and unless otherwise provided or unless the context otherwise requires:

(a)
“this Indenture”, “herein”, “hereby” and similar expressions mean or refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “Section” or “Subsection” followed by a number or letter mean and refer to the specified Article, section or subsection of this Indenture;

(b)	words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(c)
the division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture;

(d)	any capitalized term in this Indenture which is not defined in Section 1.1 will have the meanings ascribed elsewhere in this Indenture;

(e)
in the event that the day on which the Warrant Exercise Period expires or on or before which any action is required to be taken under this Indenture is not a Business Day, then the Warrant Exercise Period will expire on or the action will be required to be taken on or before the next succeeding day that is a Business Day; and

(f)	any dollar amount expressed in this Indenture shall be deemed to be in lawful currency of Canada, unless otherwise specified. References to “US$” are references to United States dollars.

1.3 Schedules

Schedule “A” attached to this Indenture is incorporated into this Indenture by reference.

1.4 Time of the Essence

Time is of the essence in all respects in this Indenture, the Warrants and the Warrant Certificates.

1.5 Applicable Law

This Indenture, the Warrants and the Warrant Certificates will be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.6 Meaning of “outstanding” for Certain Purposes

Every Warrant Certificate certified and delivered by the Warrant Agent under this Indenture will be deemed to be outstanding until the earlier of the expiry of the Warrant Exercise Period and the surrender of such Warrant Certificate to the Warrant Agent upon the exercise thereof pursuant to Article 4, provided, however, that:
(a)	a Warrant which has been partially exercised will be deemed to be outstanding only to the extent of the unexercised part of the Warrant;

(b)
where a New Certificate has been issued in substitution for an Old Certificate which has been mutilated, lost, stolen or destroyed, only Warrants represented by the New Certificate will be counted for the purpose of determining the Warrants outstanding; and

(c)
for the purpose of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or equitably by the Corporation will be disregarded, except that:

(i)
for the purpose of determining whether the Warrant Agent will be protected in relying on any such vote, consent, request or other instrument or other action, only the Warrants of which the Warrant Agent has notice that they are so owned will be so disregarded; and

(ii)
Warrants so owned which have been pledged in good faith other than to the Corporation will not be so disregarded if the pledgee establishes to the satisfaction of the Warrant Agent the pledgee’s right to vote the Warrants in its sole discretion free from the control of the Corporation, and the terms of the pledge thereof as to the right to vote will govern.

1.7 Calculation of Time

In determining the date when notice of any meeting or other event must be given pursuant to this Indenture, the date of giving notice will be included and the date of the meeting or other event will be excluded.

ARTICLE 2
ISSUE OF WARRANTS

2.1 Creation and Issue of Warrants

A total of up to 3,330,000 Warrants, each Warrant entitling the holder thereof to purchase one Warrant Share, as adjusted from time to time pursuant to this Indenture, are hereby created and authorized to be issued, executed by the Corporation and certified by or on behalf of the Warrant Agent, and delivered by the Corporation in accordance with Section 2.4.

2.2 Terms of Warrants

Subject as hereinafter provided in this Indenture, each Warrant will entitle its holder, upon exercise in accordance with this Indenture, to purchase one Warrant Share at any time during the Warrant Exercise Period at the Exercise Price subject to the provisions hereof. The Warrants are non-transferrable.

2.3 Form of Warrants

The Warrants will be evidenced by Warrant Certificates, with such additions, variations or omissions as may be permitted by the provisions of this Indenture or as may from time to time be agreed upon between the Corporation and the Warrant Agent and will be numbered in such manner as the Corporation with the approval of the Warrant Agent may prescribe, and will bear such legends as may be required under the Applicable Securities Laws.

2.4 Warrant Certificates

(a)
Warrant Certificates to be issued and delivered from time to time under this Indenture will be executed by the Corporation and certified by the Warrant Agent to or upon the written order of the Corporation, without the Warrant Agent receiving any consideration for such certification.

(b)
If, at the time of issue of any of the Warrants, there are restrictions on resale under applicable securities legislation on such Warrants, the Corporation may, on the advice of counsel, endorse the Warrant Certificates with respect to those restrictions.

(c)
If the Warrant Agent has any queries with respect to legending procedures on the Warrant Certificates or certificates representing Warrant Shares, the Warrant Agent will be entitled to seek written direction from the Corporation or its legal counsel, which direction shall be determinative.

(d)
Notwithstanding any other provision in this Indenture, the Warrant Agent will not be responsible for ensuring compliance by the Warrantholders with Applicable Securities Laws or the laws of any other jurisdiction. The Warrant Agent shall be entitled to process all exercises of Warrants upon the presumption that such exercises are permissible pursuant to Applicable Securities Laws and regulatory requirements and the terms of this Indenture and the related Warrant Certificates.

(e)
The Warrant Agent may assume for the purposes of this Indenture that the address on the register of Warrantholders of any Warrantholder is the actual address of such Warrantholder and is also determinative of the residence of such Warrantholder.

2.5 Issue in Substitution for Warrants

If a Warrant Certificate becomes mutilated or is lost, destroyed or stolen (the “Old Certificate”), the Corporation, subject to Section 2.6, will issue and thereupon the Warrant Agent will countersign or certify and deliver a new certificate (the “New Certificate”) in exchange for and in place of and on surrender and cancellation of the Old Certificate if it has been mutilated, or in lieu of and in substitution for the Old Certificate if it has been lost, destroyed or stolen, and the New Certificate will entitle the holder thereof to the same rights and benefits and will bear the same legends (if any) as the Old Certificate.

2.6 Conditions for Replacement of Warrants

The applicant for the issuance of a New Certificate pursuant to Section 2.5 will bear the cost of the issuance thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:

(i)
furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Old Certificate as is requested by and satisfactory to the Corporation and the Warrant Agent, acting reasonably;

(ii)	if so required, furnish an indemnity and surety bond or such security in amount and form as is satisfactory to the Corporation and to the Warrant Agent, acting reasonably; and

(iii)	pay the reasonable charges of the Corporation and the Warrant Agent, in connection with the cancellation of the Old Certificate and the issuance of the New Certificate as replacement therefor.

2.7 Warrantholder not a Shareholder

Nothing in this Indenture or in the ownership of a Warrant evidenced by a Warrant Certificate, or otherwise, will be construed as conferring on a Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including but not limited to any right to receive notice of, to attend, or to vote at any meeting of shareholders or any other proceeding of the Corporation or any right to receive any dividend or other distribution.

2.8 Warrants to Rank Pari Passu

Except as otherwise provided in this Indenture, each Warrant will rank pari passu with all other Warrants, whatever may be the actual date of issuance thereof.

2.9 Execution of Warrants

Warrant Certificates will be signed by any one Director or officer of the Corporation. The signature of such Director or officer may be mechanically reproduced and Warrant Certificates bearing such mechanically reproduced signatures will be binding upon the Corporation as if they had been manually signed by the Director or officer. Notwithstanding that any of the persons whose manual or mechanically reproduced signature appears on any Warrant Certificates as Director or officer may no longer, prior to the certification and delivery of the Warrant Certificate, hold the official capacity in which he signed, any Warrant Certificate signed as aforesaid will be valid and binding upon the Corporation when the Warrant Certificate has been certified by the Warrant Agent in accordance with Section 2.10.

2.10 Certification by the Warrant Agent

No Warrant Certificate will be issued, or if issued, will be valid or entitle the holder to the benefit of this Indenture until it has been certified by the Warrant Agent by being countersigned by or on behalf of the Warrant Agent and the Warrant Agent’s countersignature upon any Warrant Certificate will be conclusive evidence as against the Corporation that the Warrant Certificate so countersigned has been duly issued under this Indenture and is a valid obligation of the Corporation, and that the holder is entitled to the benefit of this Indenture.

2.11 Effect of Certification

The countersigning by or on behalf of the Warrant Agent of any Warrant Certificate issued under this Indenture will not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrants represented by such Warrant Certificate and the Warrant Agent will in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified in this Indenture. The countersignature of or on behalf of the Warrant Agent will, however, be a representation and warranty by the Warrant Agent that the Warrant Certificate has been duly countersigned by or on behalf of the Warrant Agent pursuant to the provisions of this Indenture.

ARTICLE 3
APPOINTMENT OF WARRANT AGENT AS REGISTRAR

3.1 Registration of Warrants

(a)
The Corporation hereby appoints the Warrant Agent as registrar of the Warrants. The Corporation may hereafter, with the consent of the Warrant Agent, appoint one or more other additional registrars of the Warrants.

(b)
The Corporation shall cause a register to be kept by the Warrant Agent at its principal transfer office in the City of Vancouver, British Columbia and in such other place or places and by such other agent as the Corporation with the approval of the Warrant Agent may designate, in which shall be entered the names and addresses of the holders of Warrants and other particulars of the Warrants held by them respectively.

(c)	The registers referred to in this section shall at all reasonable times be open for inspection by the Corporation, by the Warrant Agent and by any Warrantholder.

(d)
Except as required by law, neither the Warrant Agent nor any other registrar nor the Corporation shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant.

(e)
Except in the case of the register required to be kept at the City of Vancouver, British Columbia, the Corporation by agreement shall have the power to close any branch register at any time. In the event that the register in any place is closed, notice of the closing shall be given, in the manner provided in Section 12.2, to the Warrantholders.

(f)
The registrar shall, when requested to do so by the Corporation, furnish the Corporation with a list of names and addresses of the Warrantholders showing the number of Warrants held by each Warrantholder.

ARTICLE 4
EXERCISE OF WARRANTS

4.1 Method of Exercise of Warrants

Subject to and upon compliance with the provisions of this Article 4, a Warrantholder may, during the Warrant Exercise Period, exercise the right of purchase under a Warrant Certificate, as provided in this Indenture, by surrendering the Warrant Certificate to the Warrant Agent at its principal transfer office in the City of Vancouver during normal business hours on a Business Day, together with a fully completed and duly executed exercise form (in the form attached to, or imprinted upon, the Warrant Certificate), and the aggregate Exercise Price for the Warrant Shares subscribed for, applicable at the time of the surrender calculated in accordance with the provisions of this Indenture.

Notwithstanding any provision to the contrary contained in this Indenture, no Warrantholder may exercise any Warrant at any time when no Registration Statement is effective, unless an exemption from the registration requirements to the U.S. Securities Act is available and such holder provides evidence of the availability of such exemption satisfactory to the Corporation and the Warrant Agent. If no Registration Statement is effective, such Warrantholder shall be notified forthwith by the Warrant Agent that such Warrantholder is entitled, at the sole option of the Corporation, to a cashless exercise of his or her Warrant, in whole or in part, in accordance with Section 4.12.

4.2 Payment of Exercise Price

The Exercise Price for Warrant Shares subscribed for under Warrants will be paid by certified cheque, bank draft or money order payable to or to the order of the Corporation or to the Warrant Agent at par in the city where the Warrant Certificate is surrendered.

4.3 Effect of Exercise of Warrants

Subject to Section 4.4, on exercise of a Warrant, the Corporation will cause to be issued to the person or persons in whose name the Warrant Shares so subscribed for are to be issued as specified in the exercise form, the number of Warrant Shares to be issued to such person or persons and such person or persons will become a shareholder or shareholders of the Corporation in respect of those Warrant Shares with effect from the date on which both (i) the Warrant is exercised and (ii) the Exercise Price therefor has been paid, and will be entitled to delivery of a certificate or certificates evidencing the Warrant Shares and the Corporation will cause the certificate or certificates to be mailed to such person or persons at the address or addresses specified in the exercise form within three Business Days of the date on which the Warrant is exercised and the name of such person or persons shall be entered in the register of members of the Corporation in respect of such Warrant Shares.

4.4 Delivery of Share Certificates and Warrant Certificates

Notwithstanding any provision contained in this Indenture to the contrary, the Corporation will not be required to deliver certificates for Warrant Shares in any period during which the register of members of the Corporation is closed prior to any meeting of shareholders or for the payment of dividends or for any other purpose and, in the event of the exercise of any Warrant during any such period, delivery of certificates for Warrant Shares may be postponed for a period not exceeding three Business Days after the date of the reopening of the share transfer books.

4.5 Completion of Exercise Form

Every exercise form will be signed by the Warrantholder who desires to exercise in whole or in part the right of purchase therein provided for, will specify the number of Warrant Shares that the Warrantholder wishes to purchase (being not more than he is entitled to purchase), the person or persons in whose name or names the Warrant Shares are to be issued and his or their address or addresses and the number of Warrant Shares to be issued to each such person, if more than one is so specified.

4.6 Payment of Applicable Taxes and Charges

If any Warrant Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Corporation or to the Warrant Agent on its behalf an amount equal to all applicable transfer taxes or other government charges, and the Corporation will not be required to issue or deliver any certificate evidencing any Warrant Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Corporation that the taxes and charges have been paid or that no taxes or charges are owing.

4.7 Partial Exercise of Warrant

A Warrantholder may subscribe for and purchase any lesser number of Warrant Shares than the number of Warrant Shares to which such holder is entitled upon the exercise of Warrants, in which case the Warrantholder will be entitled to receive a new Warrant Certificate in respect of the Warrant Shares purchasable under the Warrant Certificate and not then subscribed for and purchased, and the Warrant Agent will issue a new Warrant Certificate upon surrender of the Warrant Certificate, if satisfied that the new Warrant Certificate is properly issuable.

4.8 Expiration of Warrants

No holder of any Warrant or any other person shall have any rights, under or by virtue of such Warrant or this Indenture, to subscribe for or purchase any Warrant Shares at any time subsequent to the Warrant Exercise Period. Following the Warrant Exercise Period, all rights under this Indenture and/or under any of the Warrants in respect of which the right of subscription and purchase has not been exercised shall wholly cease and terminate and the remaining outstanding Warrants shall be void and of no value or effect.

4.9 Acceleration of Expiration of Warrants

If at any time during the Warrant Exercise Period the Common Shares trade at a volume weighted average trading price greater than $1.15 on the NYSE Amex, or such other stock exchange where the majority of the trading volume of the Common Shares occurs, for a period of 20 consecutive trading days, the Corporation may, by giving notice to the Warrantholders to such effect, accelerate the Time of Expiry to that date which is 30 days after the date on which such notice is given. For the purpose of determining the weighted average trading price for such 20 day period in either Canadian or U.S. dollars, the exchange rate shall be the closing exchange rate quoted by the Bank of Canada on November 10, 2010 of US$1.00 = $1.00.

4.10 Surrender of Warrant Certificate

Surrender of a Warrant Certificate and the exercise form and payment of the Exercise Price will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at one of the offices specified in Section 4.1.

4.11 Cancellation of Surrendered Warrants

All Warrants exercised as provided in Section 4.1 or partially exercised as provided in Section 4.7 will be cancelled and destroyed by the Warrant Agent and, if required by the Corporation, the Warrant Agent will furnish the Corporation with a certificate as to the destruction.

4.12 Securities Restrictions

Notwithstanding any provision to the contrary contained in this Indenture, no Warrant Shares will be issued pursuant to the exercise of any Warrant if the issuance of such Warrant Shares would constitute a violation of the Applicable Securities Laws, and, without limiting the generality of the foregoing, the Corporation will legend the certificates representing the Warrant Shares if, in the opinion of counsel to the Corporation such legend is necessary in order to avoid a violation of the Applicable Securities Laws or to comply with the requirements of any stock exchange on which the Warrant Shares are listed, provided that if, at any time, in the opinion of counsel to the Corporation, acting reasonably, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of Counsel of recognized standing satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Warrant Shares in a transaction in which such legends are not required, such legended certificates may thereafter be surrendered to the Warrant Agent in exchange for a certificate which does not bear such legends.

The Warrant Agent shall be entitled to assume that Warrant Shares may be issued pursuant to the exercise of any Warrant without violating any Applicable Securities Laws and without legending the certificate representing the Warrant Shares unless the Warrant Agent has received notice in writing from the Corporation stating otherwise and setting forth the restrictions on the exercise of the Warrants and any legend the certificates representing the Warrant Shares should contain.

For greater certainty, should no Registration Statement be effective, the Corporation shall permit the cashless exercise of the Warrants held by Warrantholders as set forth in Section 4.12 and shall not be permitted to issue legended Warrant Shares in lieu thereof.

4.13 Cashless Exercise

If the Registration Statement ceases to be effective, prior to the Time of Expiry and for so long as the Registration Statement is not effective, subject to applicable law, any holder of any Warrant may provide the Warrant Agent with a notice of intent to exercise such Warrant by surrendering the certificate representing such Warrant at any time during such period along with a duly completed and executed exercise form (in the form attached hereto) to the Warrant Agent. At such time of the receipt of the duly completed and executed exercise form, the Warrant Agent shall inform the Corporation of the Warrantholder’s intent to exercise along with a notice setting out the particulars of the Warrants to be exercised and the name and address of the Warrantholder. As soon as practicable following receipt of such notice from the Warrant Agent, the Corporation will deliver to the Warrant Agent an officer’s certificate certifying the Current Market Price on the trading day immediately preceding the cashless exercise and the number of Warrant Shares to be issued pursuant to the cashless exercise, which shall be equal to the number of Warrant Shares which would, but for such cashless exercise, have been issuable (“Total Share Number”) less the number of Warrant Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and Exercise Price by (b) the Current Market Price of the Common Shares on the trading day immediately preceding the cashless exercise. The Warrant Agent shall issue certificates representing the Warrant Shares issuable pursuant to the cashless exercise to the Warrantholder as soon as practicable thereafter.

If the Warrantholder exercises the right provided for in this Section 4.12 in respect of a lesser number of Warrants than the aggregate number of Warrants represented by the Warrant Certificate surrendered, the Warrantholder shall be entitled to receive a further Warrant Certificate in respect of the Warrants represented by the Warrant Certificates that have not been part of a cashless exercise.

ARTICLE 5
ADJUSTMENT OF EXCHANGE BASIS

5.1 Adjustment of Exchange Basis

Subject to Section 5.2, the Exchange Basis shall be subject to adjustment from time to time in the events and in the manner provided in this Section 5.1. In this Section 5.1, the terms “record date” and “effective date” where used herein shall mean the close of business on the relevant date.

(a)	If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall:

(i)
issue Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend or other distribution payable in Common Shares or Convertible Securities (other than as dividends in the ordinary course);

(ii)	subdivide, redivide or change its then outstanding Common Shares into a greater number of shares; or

(iii)	reduce, combine or consolidate its then outstanding Common Shares into a lesser number of shares,

(any of such events in these clauses (i), (ii) or (iii) being called a “Common Share Reorganization”), then the Exchange Basis in effect on the effective date of such subdivision or consolidation, or on the record date of such stock dividend or other distribution, as the case may be, shall be adjusted by multiplying the Exchange Basis in effect immediately prior to such effective or record date by a fraction: (i) the numerator of which shall be the total number of Common Shares outstanding on such date immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date, assuming in any case where such securities are not then convertible or exchangeable but subsequently become so, that they were convertible or exchangeable on the record date on the basis upon which they first become convertible or exchangeable), and (ii) the denominator of which shall be the total number of Common Shares outstanding on such date before giving effect to such Common Share Reorganization. The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 5.

(b)
Subject to Section 5.2, if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation fixes a record date for the distribution to all or substantially all of the holders of Common Shares of rights, options or warrants entitling them for a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Exchange Basis shall be adjusted effective immediately after such record date for the Rights Offering by multiplying the Exchange Basis in effect immediately prior to such record date by a fraction:

(i)	the numerator of which shall be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, warrants or options under the Rights Offering and assuming the exchange or conversion into Common Shares of all exchangeable or convertible securities issued upon exercise of such rights, warrants or options, if any), and

(ii)	the denominator of which shall be the aggregate of:

	(A)	the total number of Common Shares outstanding as of the record date for the Rights Offering, and

	(B)	a number of Common Shares arrived at by dividing

I.
the amount equal to the aggregate consideration payable on the exercise of all of the rights, warrants and options under the Rights Offering plus the aggregate consideration, if any, payable on the exchange or conversion of the exchangeable or convertible securities issued upon exercise of such rights, warrants or options (assuming the exercise of all rights, warrants and options under the Rights Offering and assuming the exchange or conversion of all exchangeable or convertible securities issued upon exercise of such rights, warrants and options);

by

II.	the Current Market Price of the Common Shares as of the record date for the Rights Offering.

The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted in accordance with this Article 5. Any Common Shares owned by or held for the account of the Corporation or any of its subsidiaries or affiliates or a partnership in which the Corporation is directly or indirectly a party will be deemed not to be outstanding for the purpose of any computation. If, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the rights, options or warrants issued had been those exercised. If at the date of expiry of the rights of exchange or conversion of any securities issued pursuant to the Rights Offering less than all of such securities have been exchanged or converted into Common Shares, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the exchangeable or convertible securities issued had been those securities actually exchanged for or converted into Common Shares.

(c)
If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall fix a record date or a record date occurs for the issue or distribution to all or substantially all the holders of its outstanding Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares; or

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares; or

(iii)	evidences of indebtedness; or

(iv)	cash, securities or any property or other assets,

and if such issuance or distribution does not constitute dividends in the ordinary course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exchange Basis shall be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exchange Basis in effect on such record date by a fraction:

(A)	the numerator of which shall be the product of the number of Common Shares outstanding on the record date and the Current Market Price thereof on that date, and

(B)	the denominator of which shall be:

I.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

II.	the aggregate fair market value to the holders of the Common

Shares, as determined by action by the Directors acting reasonably and in good faith (whose determination shall be conclusive), of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Exchange Basis in effect immediately before such record date. The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 5. Any shares owned by or held for the account of the Corporation or its subsidiaries or affiliates or a partnership of which the Corporation is directly or indirectly a party shall be deemed not to be outstanding for the purpose of any such computation.

(d)	If and whenever at any time after the date hereof and prior to the Time of Expiry there shall be

(i)	a reclassification or redesignation of Common Shares at any time outstanding; or

(ii)	a change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization); or

(iii)
a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares, a change of the Common Shares into other shares or an exchange of the Common Shares for other securities (including, without limitation, the securities of another entity)); or

(iv)	a transfer (other than to a subsidiary) of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity.

(any of such events being herein called a “Capital Reorganization”), any Warrantholder who after the completion of the Capital Reorganization shall exercise his right to receive Common Shares pursuant to Warrant(s) shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property resulting from the Capital Reorganization which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon exercise. If appropriate, adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 5 with respect to the rights and interests thereafter of Warrantholders to the end that the provisions set forth in this Article 5 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustment shall be approved by the Directors, acting reasonably and in good faith, and on the advice of counsel, shall for all purposes be deemed to be an appropriate adjustment, and shall be set forth in an indenture supplemental hereto entered into by the Corporation and the Warrant Agent pursuant to the provisions of this Indenture.

(e)	Forthwith upon the occurrence of any of the events referred to in the preceding subsections above, the Corporation shall:

(i)	file with the Warrant Agent a certificate of the Corporation specifying the required adjustment; and

(ii)	give notice to the Warrantholders of the required adjustment.

(f)
Any adjustment to the Exchange Basis as set forth herein shall also include a corresponding adjustment to the Exercise Price which shall be calculated by multiplying the Exercise Price by a fraction: (i) the numerator of which shall be the Exchange Basis prior to the adjustment, and (ii) the denominator of which shall be the Exchange Basis after the adjustment.

5.2 Rules Regarding Calculation of Adjustment of Exchange Basis

For the purposes of Section 5.1:

(a)
The adjustments provided for in Section 5.1 shall be cumulative and such adjustments shall be made successively whenever an event referred to in Section 5.1 shall occur, subject to the following subsections of this Section 5.2.

(b)
If the purchase price provided for in any Rights Offering (the “Rights Offering Price”) is decreased, the Exchange Basis shall forthwith be changed so as to increase the Exchange Basis to such Exchange Basis as would have been obtained had the adjustment to the Exchange Basis made pursuant to Subsection 5.1(b) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased, provided that the provisions of this Subsection shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such

Rights Offering designed to prevent dilution if the event giving rise to such decrease in the Rights Offering Price itself requires an adjustment to the Exchange Basis pursuant to the provisions of Section 5.1.

(c)
No adjustment in the Exchange Basis shall be required unless such adjustment would result in a change of at least 0.01 of a Common Share based on the prevailing Exchange Basis provided that, any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(d)
No adjustment in the Exchange Basis shall be made in respect of any event described in Section 5.1, other than the events referred to in paragraphs (ii) and (iii) of Subsection (a) thereof, if Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if Warrantholders had exercised their Warrants prior to or on the effective date or record date of such event, any such participation is subject to approval of the regulatory approval (including, without limitation, Exchange and NYSE Amex approval).

(e)
No adjustment in the Exchange Basis shall be made pursuant to Section 5.1 in respect of the issue from time to time of Warrant Shares issuable on exercise of the Warrants or in respect of the issue from time to time of dividends in the ordinary course of Common Shares to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue shall be deemed not to be a Common Share Reorganization.

(f)
If a dispute shall at any time arise with respect to adjustments provided for in Section 5.1, such dispute shall, absent manifest error, be conclusively determined by the Corporation’s Auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Directors and any further determination, absent manifest error, shall be binding upon the Corporation, the Warrant Agent and the Warrantholders. The Corporation shall ensure the Corporation’s Auditors are given full access to all necessary records as they may require.

(g)
If the Corporation shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution, or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, or subscription or purchase rights, then no adjustment in the Exchange Basis shall be required by reason of the setting of such record date.

(h)
In the absence of a resolution of the Directors fixing a record date for a Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected.

(i)
As a condition precedent to the taking of any action that would require any adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exchange Basis, the Corporation (or, in the event of a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity in respect of which the Shares are exchanged for other securities, that other corporation or entity) shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities that all the holders of such Warrants are entitled to receive on the exercise of all the subscription rights attaching thereto in accordance with the provisions thereof.

(j)
In case the Corporation, after the date hereof, shall take any action affecting any Common Shares, other than action described in Section 5.1, which in the opinion of the Directors acting reasonably and in good faith would materially affect the rights of Warrantholders, the Exchange Basis shall be adjusted in such manner, if any, and at such time, as the Directors, in their sole discretion acting in good faith, may determine to be equitable in the circumstances. Failure of the taking of action by the Directors so as to provide for an adjustment in the Exchange Basis prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the Directors have determined that it is equitable to make no adjustment in the circumstances.

(k)	The Warrant Agent shall be entitled to act and rely on any adjustment calculations by the Corporation or the Corporation’s Auditors.

5.3 Postponement of Subscription

In any case where the application of Section 5.1 results in an increase in the number of Warrant Shares that are issuable upon exercise of the Warrants taking effect immediately after the record date for a specific event, if any Warrant is exercised after that record date and prior to completion of such specific event for which a calculation is required to be made, the Corporation may postpone the issuance to Warrantholder of the Warrant Shares to which the holder is entitled by reason of such adjustment but such Warrant Shares shall be so issued and delivered to that holder upon completion of that event, with the number of such Warrant Shares calculated on the basis of the number of Common Shares on the date that the Warrant was exercised adjusted for completion of that event and the Corporation shall deliver to the person or persons in whose name or names the Warrant Shares are to be issued an appropriate instrument evidencing the right of such person or persons to receive such Warrant Shares and the right to receive any dividends or other distributions which, but for the provisions of this section, such person or persons would have been entitled to receive in respect of such Warrant Shares from and after the date that the Warrant was exercised in respect thereof.

5.4 Notice of Adjustment

(a)
At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment of the Exchange Basis pursuant to Section 5.1, the Corporation shall:

(i)
file with the Warrant Agent a certificate of the Corporation specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment; and

(ii)	give notice to the Warrantholders of the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment.

(b)	In case any adjustment for which a notice in Subsection 5.4(a) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable:

	(i)	file with the Warrant Agent a computation of such adjustment; and

	(ii)	give notice to the Warrantholders of the adjustment.

(c)	The Warrant Agent may act and rely upon certificates and other documents filed by the Corporation pursuant to this section for all purposes of the adjustment.

5.5 No Action after Notice

The Corporation covenants with the Warrant Agent that it will not take any other corporate action which might deprive a Warrantholder of the opportunity of exercising the rights of acquisition pursuant thereto during the period of 14 days after the giving of the notice set forth in paragraph (ii) of Subsections 5.4(a) and(b).

5.6 No Fractional Common Shares

Under no circumstances will the Corporation be obliged to issue any fractional Warrant Shares upon the exercise of one or more Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Warrant Share, that holder may exercise that right in respect of the fraction only in combination with another Warrant or Warrants that in the aggregate entitle the holder to acquire a whole number of Warrant Shares. If not so exercised, the Corporation will not pay any cash or other consideration to the Warrantholder in lieu of the right to receive a fraction of a Warrant Share.

ARTICLE 6
PURCHASES BY THE CORPORATION

6.1 Corporation may Purchase

Subject to compliance with securities legislation and approval of applicable regulatory authorities, the Corporation may from time to time purchase on any stock exchange, in the open market or by private contract or otherwise, any of the Warrants from such persons and on such terms as the Corporation and the sellers of such Warrants may agree, and any Warrants so purchased shall be cancelled by the Corporation.

ARTICLE 7
RIGHTS AND COVENANTS

7.1 General Covenants of the Corporation

The Corporation represents, warrants and covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that:

(a)
it will at all times (to the extent within its control) maintain its existence, carry on and conduct its business in a proper, efficient and business-like manner and in accordance with good business practice, keep or cause to be kept proper books of account in accordance with generally accepted accounting principles in Canada;

(b)
it is duly authorized to create and issue the Warrants to be issued under this Indenture and the Warrant Certificates when issued and certified as provided in this Indenture will be legal, valid and binding obligations of the Corporation;

(c)
subject to the provisions of this Indenture, it will cause the Warrant Shares from time to time subscribed for and purchased pursuant to the exercise of Warrants, and the certificates representing such Warrant Shares, to be duly issued;

(d)
at all times while any Warrants are outstanding it will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to enable the Corporation to meet its obligation to issue Warrant Shares on the exercise of Warrants outstanding under this Indenture from time to time;

(e)
upon the exercise by the Warrantholder of the right of purchase provided for in the Warrants and in this Indenture and, upon payment of the Exercise Price applicable thereto for each Warrant Share in respect of which the right of purchase is so exercised, all Warrant Shares issuable upon the exercise will be duly issued as fully paid and non-assessable;

(f)
the Corporation will use its commercially reasonable efforts to maintain the listing of the Common Shares on the Exchange or another North American stock exchange for a period of at least two years from the date hereof;

(g)
the Corporation will use its commercially reasonable efforts to maintain its status as a “reporting issuer” pursuant to and not in default of each of the B.C. Act, the Alberta Act and the Ontario Act for a period of two years from the date hereof;

(h)
if at any time no Registration Statement is effective, it will give notice to the Warrant Agent within three Business Days and will give notice to each Warrantholder shown on the register of holders of Warrants kept by the Warrant Agent pursuant to this Indenture of such fact as soon as reasonably practicable, but in any event such notice must be sent within five Business Days, after learning that no Registration Statement is effective. Such notice must be sent by fax if possible to any securities depositary that is a registered holder;

(i)
it will use commercially reasonable efforts to maintain the Registration Statement continuously effective under the U.S. Securities Act until the Expiry Date or exercise of all Warrants (provided, however, that nothing shall prevent the Corporation’s amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume our obligations under this Warrant Indenture); and

(j)
it will do, execute, file, acknowledge and deliver or cause to be done, executed, filed, acknowledged and delivered all other acts, instruments, deeds and assurances as the Warrant Agent may reasonably require for better accomplishing and effecting the intentions and provisions of this Indenture.

7.2 Warrant Agent’s Remuneration and Expenses

The Corporation will pay to the Warrant Agent from time to time such reasonable remuneration for its services under this Indenture as may be agreed upon between the Corporation and the Warrant Agent and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances properly incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default under this Indenture and thereafter until all duties of the Warrant Agent under the trusts hereof will be finally and fully performed, except any such expense, disbursement or advance as may arise from the gross negligence or fraud of the Warrant Agent, its servants, agents, counsel or other advisors or assistants aforesaid. Any amount due under this Section 7.2 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at rates per annum equal to the prime rates for commercial loans in Canadian funds at Vancouver charged from time to time by the bankers of the Corporation.

7.3 Additional Covenants of the Corporation

The Corporation represents, warrants and covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that it is filing with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and has delivered to Warrant Agent an Officers’ Certificate certifying such “reporting issuer” status and other information as the Warrant Agent has requested, including, but not limited to, the Central Index Key that has been assigned for filing purposes. Should the Corporation cease to file pursuant to the requirements of Section 31(a) of the Securities Exchange Act of 1934, as amended, the Corporation covenants to deliver to the Trustee an Officers’ Certificate (in a form provided by the Warrant Agent certifying a change in “reporting issuer” status and such other information as the Warrant Agent may require at such given time. The Corporation understands that the Warrant Agent is relying upon the foregoing representation, warranty and covenant in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

ARTICLE 8
ENFORCEMENT

8.1 Suits by Warrantholders

All or any of the rights conferred on any Warrantholder by the terms of the Warrants or of this Indenture may be enforced by such holder by appropriate legal proceedings but without prejudice to the right which is hereby conferred on the Warrant Agent to proceed in its own name to enforce each and every provision herein contained for the benefit of the Warrantholders.

8.2 Warrant Agent May Institute Proceedings

The Warrant Agent shall have the power at any time and from time to time to institute and to maintain such suits and proceedings as it considers necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

8.3 Enforcement of Rights of Warrantholders

No Warrantholder will have the right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any rights on behalf of all Warrantholders for the execution of any trust or power under this Indenture unless a requisition in writing, signed by holders of not less than 25% of the aggregate number of Warrants then outstanding, requesting the Warrant Agent to so act, and the Warrant Agent has been indemnified and funded to its reasonable satisfaction by the Warrantholders, and the Warrant Agent fails to act within a reasonable time thereafter. In such case any Warrantholder acting on behalf of himself and all other Warrantholders will be entitled to take proceedings in any court of competent jurisdiction such as the Warrant Agent might have taken.

8.4 No Prejudice of Rights

No Warrantholder has any right whatsoever to affect, disturb or prejudice the rights hereby created by its action, or to enforce any right under this Indenture or under any Warrant Certificate, except subject to the conditions and in the manner provided in this Indenture, and all powers and trusts under this Indenture will be exercised and all proceedings at law will be instituted, held and maintained by the Warrant Agent, except only as provided in this Indenture, and in any event for the equal benefit of all Warrantholders.

8.5 No Personal Liability

This Indenture and the Warrants issued under this Indenture are corporate obligations of the Corporation and no personal liability whatsoever will attach to or be incurred by the shareholders, employees, officers or Directors, past, present or future, of the Corporation, or of any of its subsidiaries, or any successor corporation, under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Warrant Certificates; and any personal liability of any nature whatsoever either at common law, in equity or by statute of, and any right or claim against, any such shareholder, employee, officer or Director are hereby expressly waived as a condition of and as consideration for the execution of this Indenture and the issue of the Warrants.

ARTICLE 9
MEETINGS OF WARRANTHOLDERS

9.1 Right to Convene Meetings

The Warrant Agent or the Corporation may, and the Warrant Agent will on receipt of a requisition in writing signed by Warrantholders holding not less than 25% of the aggregate number of Warrants then outstanding, and upon the Warrant Agent being indemnified and funded to its reasonable satisfaction by the Corporation or by the Warrantholders, at any time and from time to time convene a meeting of the Warrantholders. If the Warrant Agent fails to convene a meeting within 21 days after receipt of the requisition and indemnity and funding, the Corporation or any one of the Warrantholders may convene the meeting.

9.2 Place for Holding Meetings

Every meeting of Warrantholders will be held in the City of Vancouver, British Columbia, or at such other place as the Warrant Agent may determine.

9.3 Notice

At least 14 days’ notice specifying the place, day and hour of meeting and the general nature of business to be transacted will be given prior to any meeting of Warrantholders but it will not be necessary to specify in the notice the terms of any resolution to be proposed. Notice of a meeting of Warrantholders will be given to the Warrantholders in the manner provided in Section 12.2. Notice will be given to the Corporation unless the meeting is convened by the Corporation and to the Warrant Agent unless the meeting is convened by the Warrant Agent. Any accidental omission in the notice of a meeting will not invalidate any resolution passed at the meeting.

9.4 Chair

A person, who need not be a Warrantholder, nominated in writing by the Warrant Agent, will chair a meeting of Warrantholders, and if no such person is nominated or if the person nominated will not be present within 15 minutes after the time appointed for holding the meeting, the Warrantholders present will choose a person present to be chairman.

9.5 Quorum

Subject to Section 9.14, with respect to the quorum required for a meeting of Warrantholders:

(a)
at any meeting of the Warrantholders a quorum will consist of Warrantholders present in person or by proxy holding Warrants representing not less than 10% of the aggregate number of Warrants then outstanding;

(b)
if a quorum of the Warrantholders is not present within half an hour from the time fixed for holding any meeting, the meeting, if convened by the Warrantholders or by a requisition of Warrantholders, will be dissolved; but if otherwise convened, the meeting will stand adjourned without notice to the same day in the next week following (unless that day is not a Business Day in which case the meeting will stand adjourned to the next Business Day thereafter) at the same time and place; and

(c)
at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold less than 10% of the aggregate number of Warrants then outstanding.

9.6 Power to Adjourn

The chairman of any meeting at which a quorum of Warrantholders is present may, with the consent of the meeting, adjourn any meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

9.7 Show of Hands

Every question submitted to a meeting of Warrantholders other than a question to be resolved by a Special Resolution will be decided in the first place by a majority of the votes given on a show of hands and unless a poll is duly demanded as provided in this Indenture, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of that fact. In the case of an equality of votes on a show of hands, the chairman of the meeting will have a casting vote.

9.8 Poll

On every Special Resolution to be passed at a meeting of Warrantholders, and on any other question submitted to a meeting when directed by the chairman or when demanded by any one or more of the Warrantholders acting in person or by proxy holding in the aggregate at least 5% of the aggregate number of Warrants then outstanding, a poll will be taken in such manner as the chairman will direct. Questions other than those to be resolved by Special Resolution will, if a poll be taken, be decided by the votes of the holders of Warrants sufficient to purchase a majority of the Warrant Shares which could be purchased under the Warrants represented at the meeting and voted on the poll. If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it will be taken forthwith. If at any meeting a poll is so demanded on any other question, or a Special Resolution is to be voted upon, a poll will be taken in such manner and either at once or after an adjournment as the chairman directs. The result of a poll will be deemed to be the decision of the meeting at which the poll was demanded and will be binding on all holders of Warrants.

9.9 Voting

On a show of hands every person who is present and entitled to vote, whether as a Warrantholder or as proxyholder for one or more absent Warrantholders or both, will have one vote. On a poll each Warrantholder present in person or represented by a proxyholder duly appointed by instrument in writing will be entitled to one vote in respect of each Warrant Share purchasable under Warrants of which he is the holder.

9.10 Proxyholder need not be Warrantholder

A proxyholder need not be a Warrantholder.

9.11 Regulations

The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make or vary such regulations as it will think fit providing for and governing the following:

(a)
the form of the instrument appointing a proxyholder (which will be in writing), the manner in which the same will be executed and the form of any authority under which a person executes a proxy on behalf of a Warrantholder;

(b)
the deposit of instruments appointing proxyholders or authorities at such place or places as the Warrant Agent (or the Corporation or Warrantholders in case the meeting is convened by the Corporation or the Warrantholders, as the case may be) may in the notice convening the meeting direct and the time (if any) before the holding of the meeting or adjourned meeting at which the same will be deposited;

(c)
the deposit of instruments appointing proxyholders at some place or places other than the place at which the meeting is to be held and for particulars of the instruments appointing proxyholders to be faxed or notified by other means of communication before the meeting to the Corporation or to the Warrant Agent and for the voting of proxies so deposited as if the instruments themselves were produced at the meeting or deposited at any other place required pursuant to Subsection 9.11(b); and

(d)	generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made will be binding and effective and votes given in accordance therewith will be valid and will be counted. Except as the regulations may provide, the only persons who will be recognized at any meeting as the holders of any Warrants, or as entitled to vote or to be present at the meeting in respect thereof, will be registered Warrantholders and persons whom registered Warrantholders have by instrument in writing duly appointed as their proxyholders.

9.12 Corporation and Warrant Agent may be Represented

The Corporation and the Warrant Agent by their respective officers and Directors and the counsel of the Corporation and the Warrant Agent may attend any meeting of Warrantholders but will not be entitled to vote unless they are also Warrantholders or proxyholders thereby entitled to vote at the meeting.

9.13 Powers Exercisable by Special Resolution

In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Warrantholders will have the following powers, exercisable from time to time by Special Resolution:

(a)
subject to Section 10.1, to agree to any amendment, modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in that capacity or on behalf of the Warrantholders against the Corporation whether the rights arise under this Indenture or otherwise;

(b)
to agree to any change in or omission from the provisions of the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying any change or omission;

(c)
to require the Warrant Agent to enforce any of the obligations of the Corporation under this Indenture or any supplemental instrument or to enforce any of the rights of the Warrantholders in any manner specified in an Special Resolution, or to refrain from enforcing any such covenant or right, upon the Warrant Agent being furnished with such indemnity and funding as it may in its discretion require;

(d)	to remove the Warrant Agent or its successor or successors in office and to appoint a new warrant agent or warrant agents to take the place of the warrant agent or warrant agents so removed;

(e)
to waive and direct the Warrant Agent to waive any default on the part of the Corporation in complying with any provision of this Indenture either unconditionally or upon any conditions specified in the Special Resolution;

(f)
to restrain any Warrantholder from taking or instituting or continuing any suit, action or proceeding against the Corporation for the enforcement of any of the obligations of the Corporation under this Indenture or to enforce any right of the Warrantholders;

(g)
to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith; and

(h)	to amend, alter or repeal any Special Resolution previously passed or consented to by Warrantholders.

9.14	Meaning of “Special Resolution”

(a)
The expression “Special Resolution” when used in this Indenture means, subject as provided in this Section 9.14, a resolution proposed at a meeting of the Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 9 at which there are present in person or represented by proxy Warrantholders holding or representing at least 10% of the aggregate number of Warrants then outstanding and passed by the affirmative votes of Warrantholders holding not less than two-thirds of the aggregate number of Warrants represented at the meeting and voted on the poll upon the resolution.

(b)
If, at any meeting called for the purpose of passing a Special Resolution, Warrantholders holding at least 10% of the aggregate number of Warrants then outstanding are not present in person or represented by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders, will be dissolved; but in any other case it will stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice will be given of the time and place of the adjourned meeting in the manner provided in Section 12.2. The notice will state that at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in Subsection 9.14(a) will be a Special Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding at least 10% of the aggregate number of Warrants then outstanding are not present in person or by proxy at the adjourned meeting.

(c)	Votes on a Special Resolution will always be given on a poll and no demand for a poll on a Special Resolution will be necessary.

(d)
All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided above in this Article 9 may also be taken and exercised by Warrantholders holding at least two-thirds of the aggregate number of Warrants then outstanding by an instrument in writing signed in one or more counterparts by Warrantholders in person or by attorney duly appointed in writing and the expression “Special Resolution” when used in this Indenture will include an instrument so signed.

9.15 Powers Cumulative

Any one or more of the powers or combination of the powers in this Indenture exercisable by the Warrantholders by Special Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of powers from time to time will not be deemed to exhaust the rights of the Warrantholders to exercise the same or any other power or powers or combination of powers then or any power or powers or combinations of powers thereafter.

9.16 Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders will be made and duly entered in books to be provided for that purpose by the Warrant Agent at the expense of the Corporation, and any minutes if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting of Warrantholders, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting for which minutes have been made, will be deemed to have been duly convened and held and all resolutions passed or proceedings taken at such meeting, to have been duly passed and taken.

9.17 Binding Effect of Resolutions

Every resolution and every Special Resolution duly passed at a meeting of the Warrantholders duly convened and held or any consent in writing having the effect of a Special Resolution will be binding upon all the Warrantholders (including their successors and assigns) whether or not present or represented and voting at the meeting or signatories to the consent, as the case may be, and each of the Warrantholders and the Warrant Agent, subject to the provisions for its indemnity contained in this Indenture, will be bound to give effect thereto.

ARTICLE 10
SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

10.1 Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by the Directors) and the Warrant Agent may, subject to the provisions of this Indenture, and they will, when so directed by the provisions hereof, execute and deliver by their proper officers or directors, as the case may be, indentures or instruments supplemental hereto, which thereafter will form part of this Indenture, for any one or more or all of the following purposes:

(a)	providing for the issuance of additional Warrants hereunder and any consequential amendments hereto as may be required by the Warrant Agent, relying on the advice of counsel;

(b)	setting forth any adjustments resulting from the application of the provisions of Article 5;

(c)
adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, and are not in the opinion of the Warrant Agent, based on the advice of counsel, prejudicial to the interests of the Warrantholders as a group;

(d)	giving effect to any Special Resolution passed as provided in Article 9;

(e)	making any modification in the form of Warrant Certificate which, in the opinion of counsel for the Corporation, does not affect the substance thereof and is allowed by the Regulatory Authorities;

(f)
amending any of the provisions of this Indenture or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that no such amendment or relief shall be or become operative or effective if, in the opinion of the Warrant Agent, relying on the advice of counsel, such amendment or relief adversely affects the rights of the Warrantholders as a group or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any supplemental indenture that in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(g)	evidencing the succession of successor companies to the Corporation and the covenants of and obligations assumed by such successor companies; and

(h)
for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions in this Indenture, provided that in the opinion of the Warrant Agent, based on the advice of its counsel, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

10.2 Correction of Manifest Errors

The Corporation and the Warrant Agent may correct typographical, clerical and other manifest errors in this Indenture, provided that any such correction is in the opinion of counsel to the Warrant Agent in no way prejudicial to the rights of the Warrant Agent or of the Warrantholders under this Indenture, and the Corporation and the Warrant Agent may execute and deliver all such documents as may be necessary to correct such errors.

10.3 Amending Adjustment Provisions

The Corporation and the Warrant Agent may modify the adjustments resulting from the application of the provisions of Article 5 if a modification is required in compliance with all applicable securities legislation and policies contemplated by the provisions of Article 5 and the Corporation and the Warrant Agent may execute and deliver such documents as may be necessary to effect the modification.

10.4 Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation (“successor corporation”), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Corporation) will be bound by the provisions of this Indenture and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation and, if requested by the Warrant Agent, will by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, expressly assume those obligations.

ARTICLE 11
CONCERNING THE WARRANT AGENT

11.1 Warrant Indenture Legislation

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail. The Corporation and the Warrant Agent agree that each will at all times in relation to this Indenture and any action to be taken under this Indenture observe and comply with and be entitled to the benefits of Applicable Legislation.

11.2 Rights and Duties of Warrant Agent

The rights and duties of the Warrant Agent are as follows:

(a)
In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Warrant Agent will act honestly and in good faith with a view to the best interests of the Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances.

(b)	No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own gross negligence or fraud.

(c)
The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders under this Indenture will be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(d)
No provision of this Indenture will require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as provided in Subsection 11.2(c).

(e)
The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent will issue receipts.

11.3 Evidence, Experts and Advisers

(a)
In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation will furnish to the Warrant Agent such additional evidence of compliance with any provision of this Indenture, and in such form, as is prescribed by Applicable Legislation or as the Warrant Agent reasonably requires by written notice to the Corporation.

(b)
In the exercise of any right or duty under this Indenture the Warrant Agent, if it is acting in good faith, may rely, as to due execution and as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Warrant Agent pursuant to any provision of this Indenture or of Applicable Legislation or pursuant to a request of the Warrant Agent.

(c)
Whenever Applicable Legislation requires that evidence referred to in Subsection 11.3(a) be in the form of a statutory declaration, the Warrant Agent may accept the statutory declaration in lieu of a certificate of the Corporation required by any provision of this Indenture.

(d)	Any statutory declaration may be made by one or more of the chairman, president or secretary of the Corporation.

(e)
The Warrant Agent may, at the expense of the Corporation, employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it reasonably requires for the purpose of discharging its duties under this Indenture and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Warrant Agent.

(f)
The Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(g)
The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or advisor, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the trusts hereof.

11.4 Securities, Documents and Monies Held by Warrant Agent

Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in deposit vaults of the Warrant Agent or of any of the Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, TD Canada Trust, the Royal Bank of Canada and the HSBC or deposited for safekeeping with any of those Canadian chartered banks. Unless otherwise expressly provided in this Indenture, any monies held pending the application or withdrawal thereof under any provision of this Indenture, may be deposited in the name of the Warrant Agent in any of the foregoing Canadian chartered banks at the rate of interest then current on similar deposits or, with the consent of the Corporation may be (i) deposited in the deposit department of the Warrant Agent or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment of or guaranteed by any of the foregoing Canadian chartered banks or loan or trust companies. All interest or other income received by the Warrant Agent in respect of such deposits and investments will belong to the Corporation.

11.5 Action by Warrant Agent to Protect Interests

The Warrant Agent will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve or protect its interests and the interests of the Warrantholders.

11.6 Warrant Agent not Required to Give Security

The Warrant Agent will not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise.

11.7 Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to warrant agents:

(a)
the Warrant Agent will not be liable for or by reason of any statements of fact or recitals in this Indenture or the Warrant Certificate (except the representation contained in Section 11.9 and by virtue of the countersignature of the Warrant Agent on the Warrant Certificates) or required to verify the same, but all such statements or recitals are and will be deemed to be made by the Corporation;

(b)	the Warrant Agent will not be bound to give notice to any person or persons of the execution of this Indenture;

(c)
the Warrant Agent will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any obligation contained in this Indenture or of any acts of the directors, officers, employees or agents of the Corporation;

(d)
the Warrant Agent is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Article 5, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(e)
the Warrant Agent is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(f)
the Warrant Agent is not responsible for any failure of the Corporation to make any cash payment or any failure of the Corporation to issue or deliver Warrant Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in Article 7;

(g)
the Warrant Agent will retain the right not to act and will not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture, and such documentation must not require the exercise of any discretion or independent judgment;

(h)
the Warrant Agent is not a party to, nor it is bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Agreement; and

(i)
the Warrant Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to The Manager, Corporate Trust Department, of the Warrant Agent, and unless it is indemnified and funded, in a manner satisfactory to it, against such expense or liability.

11.8 Replacement of Warrant Agent

(a)
The Warrant Agent may resign its trust and be discharged from all further duties and liabilities under this Indenture, by giving to the Corporation and the Warrantholders not less than 60 days’ notice in writing or, if a new Warrant Agent has been appointed, such shorter notice as the Corporation accepts as sufficient.

(b)	The Warrantholders by Special Resolution may at any time remove the Warrant Agent and appoint a new Warrant Agent.

(c)
If the Warrant Agent resigns, is removed, is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting under this Indenture, the Corporation will forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders.

(d)
Failing appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to the Supreme Court of British Columbia, on such notice as the Court directs, for the appointment of a new Warrant Agent.

(e)	Any new Warrant Agent so appointed by the Corporation or by the Court will be subject to removal as aforesaid by the Warrantholders.

(f)
Any new Warrant Agent appointed under this Section 11.8 must be a corporation authorized to carry on the business of a trust company in British Columbia and, if required by the Applicable Legislation, in any other applicable province.

(g)
On any appointment the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Indenture as Warrant Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring the transfer of powers, rights, duties and responsibilities to the new Warrant Agent.

(h)	On the appointment of a new Warrant Agent, the Corporation will promptly give notice thereof to the Warrantholders.

(i)
Any corporation into or with which the Warrant Agent is merged or consolidated or amalgamated, and any corporation succeeding to the trust business of the Warrant Agent, will be the successor to the Warrant Agent under this Indenture without any further act on its part or on the part of any party hereto if the corporation would be eligible for appointment as a new Warrant Agent under Subsection 11.8(f).

(j)	A Warrant Certificate certified but not delivered by a predecessor Warrant Agent may be delivered by the new or successor Warrant Agent in the name of the predecessor Warrant Agent.

11.9 Conflict of Interest

(a)
The Warrant Agent represents to the Corporation that at the time of the execution and delivery of this Indenture no material conflict of interest exists between its role as a fiduciary under this Indenture and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the conflict of interest or resign its trust under this Indenture.

♂
(b)
Subject to Subsection 11.9(a), the Warrant Agent in its personal or any other capacity may buy, lend on and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation without being liable to account for any profit made thereby.

11.10 Acceptance of Trust

The Warrant Agent hereby accepts the trusts provided for in this Indenture and agrees to perform them on the terms and conditions set forth in this Indenture.

11.11 Indemnity

Without limiting any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Warrant Agent, its directors, officers, employees and agents, and all of their respective representatives, heirs, successors and assigns (collectively, the “Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties in connection with the performance of the Warrant Agent’s duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Warrant Agent.

11.12 Survival of Termination

The indemnity provision in Section 11.11 shall survive the resignation or removal of the Warrant Agent, or the termination of this Indenture.

11.13 Third Party Interests

Each party to this Indenture hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

11.14 Money Laundering: Warrant Agent Not Bound to Act

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation, provided that (ii) the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

11.15 Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 12 GENERAL

12.1 Notice to Corporation and Warrant Agent

(a)
Unless otherwise expressly provided in this Indenture, any notice to be given under this Indenture to the Corporation or the Warrant Agent will be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by fax:

(i)	if to the Corporation:

Midway Gold Corp.
15782 Marine Drive, Unit 1
White Rock, B.C. V4B 1E6

	Attention:	Corporate Secretary

	Telephone:	(604) 536-2711

	Facsimile:	(604) 536-2788

(ii)	if to the Warrant Agent:

Computershare Trust Company of Canada
3rd Floor, 510 Burrard Street
Vancouver, B.C. V6C 3B9

	Attention:	Manager, Corporate Trust

	Telephone	: (604) 661-9400

	Facsimile:	(604) 661-9403

and any notice given in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the day of the mailing of the notice or, if transmitted by fax, at the time of transmission.

(b)
Either party may from time to time notify the other in the manner provided in Subsection 12.1(a) of a change of address which, from the effective date of the notice will be deemed to be its address, for all purposes of this Indenture.

(c)
If, by reason of a postal strike, lockout or other work stoppage, actual or threatened, any notice to be given to the Warrant Agent or to the Corporation under this Indenture could reasonably be considered unlikely to reach its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in Subsection 12.1(a) by cable, telegram, telex, fax or other means of prepaid, transmitted, or recorded communication and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, fax or other means of prepaid, transmitted, recorded communication, on the first Business Day following the date of the sending of the notice by the person giving the notice.

12.2 Notice to Warrantholders

(a)
Unless otherwise expressly provided in this Indenture, any notice to be delivered to Warrantholders under this Indenture will be deemed to be validly given if the notice is sent by prepaid mail addressed to the Warrantholder or delivered by hand at the Warrantholder’s address appearing on the register maintained by the Warrant Agent, and if in the case of joint holders of any Warrants more than one address appears on the register in respect of that joint holding, the notice will be addressed or delivered, as the case may be, only to the first address so appearing. The Warrant Agent will give, in the same manner as for Warrantholders set out above, a copy of each such notice to the Agent in the manner provided at Subsection 12.1(a) as follows: Haywood Securities Inc., 2000 – 400 Burrard Street, Vancouver, British Columbia, V6C 3A6, Attention: Marilyn Dryhurst, Securities Manager; Telephone (604) 697-7161; Facimilie: (604) 697-7655. Any notice so given will be deemed to have been given on the day of delivery if delivered by hand, or on the next Business Day if delivered by mail.

(b)
If, by reason of postal strike, lock-out or other work stoppage, actual or threatened, any notice to be given to the Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in the Report on Business section of the National edition of The Globe and Mail newspaper, or, in the event of a disruption in the circulation of that newspaper, once in a daily newspaper in the English language approved by the Warrant Agent of general circulation in the City of Vancouver and in the City of Toronto; provided that in the case of a notice convening a meeting of the Warrantholders, the Warrant Agent may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the Warrantholders or to comply with any applicable requirement of law or any stock exchange. Any notice so given will be deemed to have been given on the day on - 37 - which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required).

12.3 Satisfaction and Discharge of Indenture

On the date on which all Warrant Certificates certified under this Indenture have been delivered to the Warrant Agent for exercise or destruction and if all Warrant Shares required to be issued in compliance with the provisions of this Indenture have been issued and delivered under this Indenture, this Indenture will cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and on delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Warrant Agent of the outstanding fees and other remuneration payable to the Warrant Agent, will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

12.4 Sole Benefit of Parties and Warrantholders

Nothing in this Indenture, whether express or implied, will be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, all provisions being for the sole benefit of the parties hereto and the Warrantholders.

12.5 Discretion of Directors

Any matter provided in this Indenture to be determined by the Directors will be determined by the Directors in their sole discretion, and a determination so made, absent manifest error, will be conclusive.

12.6 Force Majeure

Neither the Company nor the Agent shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times for the obligations of the Company and the Agent under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 12.6.

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12.7 Counterparts

This Indenture may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and the counterparts together will constitute one and the same instrument and notwithstanding their date of execution will be deemed to be dated as of the date first set out above.

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first set out above.

MIDWAY GOLD CORP.

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Authorized Signatory

Per:
Authorized Signatory

12.7 Counterparts

This Indenture may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and the counterparts together will constitute one and the same instrument and notwithstanding their date of execution will be deemed to be dated as of the date first set out above.

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first set out above.

MIDWAY GOLD CORP.

Per:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “A”

SPECIMEN FORM OF WARRANT CERTIFICATE

Warrant Certificate No. ●	Representing ●
Warrants to acquire
Common Shares

COMMON SHARE PURCHASE WARRANTS OF MIDWAY GOLD CORP.

THIS CERTIFIES that, for value received ●, the registered holder hereof (the “holder”) is entitled, at any time prior to 5:00 p.m. (Vancouver time) (the “Expiry Time”) on the earlier of ●, 2012 and the date that is 30 days after giving notice to the holder in the circumstances permitted in the Indenture, to purchase for each common share purchase warrant (a “Warrant”) represented hereby one fully paid and non-assessable common share (a “Common Share”) of Midway Gold Corp. (the “Company”), by surrendering to Computershare Trust Company of Canada (the “Warrant Agent”) at its principal stock transfer office in Vancouver, British Columbia this Warrant Certificate with a subscription in the form of the attached Subscription Form duly completed and executed and accompanied by payment of US$0.90 per Common Share, subject to adjustment in certain events (the “Exercise Price”) by certified cheque or bank draft in lawful money of United States payable to or to the order of the Company. The holder of this Warrant Certificate may purchase less than the number of Common Shares which he is entitled to purchase on the exercise of the Warrants represented by this certificate, in which event a new Warrant Certificate representing the Warrants not then exercised will be issued to the holder.

Upon acceptance hereof the holder hereby expressly waives the right to receive any fractional Common Shares upon the exercise hereof in full or in part and the Company shall in lieu of delivering the fractional Common Shares therefor satisfy the right to receive such fractional interest by payment to the holder of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the fractional interest in a Common Share on the basis of the Current Market Price at the date of exercise of such Warrant. The Warrants represented by this certificate shall be deemed to have been surrendered, and payment by certified cheque or bank draft shall be deemed to have been made only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at its stock transfer office in the City of Vancouver, British Columbia.

Upon due exercise of the Warrants represented by this Warrant Certificate and payment of the Exercise Price, the Company shall cause to be issued to the person(s) in whose name(s) the Common Shares so subscribed for are to be issued (provided that if the Common Shares are to be issued to a person other than the registered holder of this Warrant Certificate, the holder’s signature on the Subscription Form herein shall be guaranteed by a major Canadian Schedule I chartered bank or by a medallion signature guarantee from a member of a recognized Medallion Guarantee Program and the holder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing the Common Shares unless or until the holder shall have paid the Company or the Warrant Agent the amount of such tax or shall have satisfied to the satisfaction of the Company that such tax has been paid or that no tax is due) the number of Common Shares to be issued to such person(s) and such person(s) shall become a holder in respect of such Common Shares with effect from the date of such exercise and upon due surrender of this Warrant Certificate the Warrant Agent shall issue a certificate(s) representing such Common Shares to be issued within a reasonable time, not exceeding three (3) Business Days from the date the Warrant Agent has all of the documents, duly completed, set forth in Section 5.1 of the Indenture (as defined below).

This Warrant Certificate represents Warrants of the Company issued or issuable under the provisions of the Indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Indenture”) dated as of November , 2010, between the Company and the Warrant Agent, which contains particulars of the rights of the holders of the Warrants and the Company and of the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. A copy of the Indenture will be available for inspection at the offices of the Warrant Agent in the City of Vancouver, British Columbia during normal business hours. Capitalized terms used in this Warrant Certificate and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

The Warrants are non-assignable and non-transferable.

Notwithstanding any provision to the contrary contained in this Warrant Certificate or the Indenture, the Warrants may not be exercised at any time when no registration statement under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) relating to the issuance of the Common Shares issuable upon exercise of this Warrant is effective (the “Registration Statement”), unless an exemption from the registration requirements to the U.S. Securities Act is available and the holder provides evidence of the availability of such exemption satisfactory to the Company. If the Registration Statement ceases to be effective, prior to the Expiry Time and for so long as the Registration Statement is not effective, subject to applicable law, the holder of the Warrants may provide the Company with a notice of intent to exercise the Warrants on a cashless basis by surrendering this certificate at any time during such period along with a duly completed and executed subscription form (in the form attached hereto) to the Company. The number of Common Shares issuable upon such cashless exercise shall be determined pursuant to Section 4.13 of the Indenture.

The Indenture provides for adjustment in the number of Common Shares to be delivered upon exercise of the right of purchase hereby granted and to the exercise price in certain events therein set forth.

The Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by Warrantholders holding a specified percentage of Warrants outstanding.

The Warrants and the Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws applicable therein. Time shall be of the essence hereof and of the Indenture.

Subject to applicable law, the Company may at any time or from time to time purchase any of the Warrants in the market, by private agreement or otherwise on such terms and conditions and at such price as the Company and the seller may agree upon. All Warrants so purchased shall forthwith be delivered to the Warrant Agent and cancelled by the Warrant Agent and no Warrants shall be issued in substitution therefor.

This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Indenture.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the _________ day of __________________, 2010.

MIDWAY GOLD CORP.

By:	(Missing grafic)
Authorized Signing Officer

This Warrant Certificate represents Warrants referred to in the Warrant Indenture within mentioned.

Countersigned by:

COMPUTERSHARE TRUST COMPANY OF CANADA
By:
Authorized Signing Officer

Date of Certification: _______________________

SUBSCRIPTION FORM
TO:	Midway Gold Corp. c/o Computershare Trust Company of Canada 510 Burrard Street, 3rd Floor Vancouver British Columbia V6C 3B9

The undersigned holder of the within Warrants hereby irrevocably subscribes for _________________ Common Shares of Midway Gold Corp. (the “Company”) at the Exercise Price referred to in the attached Warrant Certificate on the terms and conditions set forth in such certificate and the Warrant Indenture and encloses herewith a certified cheque or bank draft payable to the order of Midway Gold Corp. in payment in full of the subscription price of the Common Shares hereby subscribed for.

The undersigned hereby directs that the said Common Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

(Please print. If securities are issued to a person other than the registered Warrantholder, the Transfer of Warrants Form must be completed and the holder must pay to the Warrant Agent all eligible taxes and the signature of the holder must be guaranteed by a major Canadian Schedule I chartered bank, a Canadian trust company or by a medallion signature guarantee from a member of a recognized Medallion Guarantee Program or in accordance with industry standards.)

DATED this ___________day of _______________, ___________.

Signature Guaranteed	Name of Warrantholder

Name of Authorized Representative	Signature of Warrantholder or Authorized Representative

Title or Capacity or Authorized Representative	Daytime Phone Number of Warrantholder or Authorized Representative

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Please check this box if the securities are to be picked up at the office where the Warrant Certificate is surrendered, failing which the securities will be mailed to the address shown on the register.